Exhibit 10.2

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement (the “Assignment”) is made and entered into as of September 30, 2015, by and between RREEF AMERICA L.L.C., a Delaware limited liability company (“Assignor”) and RPT FLATS AT CARRS HILL, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

Assignor, as Purchaser, and FLATS AT CARRS HILL, LP, a Florida limited partnership, as Seller (“Seller”), have entered into that certain Purchase and Sale Agreement dated as of September 24, 2015 (the “Purchase Agreement”), for the purpose of Assignor acquiring from Seller certain real property known as The Flats at Carrs Hill, Athens, Georgia, as more particularly described in the Purchase Agreement. Assignor now desires to assign all of its rights and obligations under the Purchase Agreement, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    In accordance with Section 6.2 of the Purchase Agreement, as of the date hereof, Assignor hereby assigns, conveys, transfers and delivers to Assignee all of the Assignor’s right, title and interest in and to the Purchase Agreement.

2.    Assignee hereby agrees to expressly assume, perform, and be subject to all the terms, covenants, conditions and obligations imposed upon Assignor under the Purchase Agreement.

3.    Notwithstanding anything herein to the contrary, Assignor has not been released from, and shall remain fully liable to Seller for, all pre-closing obligations under the Purchase Agreement. Assignee’s assumption of Assignor’s obligations under the Purchase Agreement shall also inure to the benefit of Seller.

4.    This Assignment shall be governed by the laws of the State of Georgia.

5.    Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect, the same being confirmed, ratified, reaffirmed and republished hereby. To the extent the terms of this Assignment conflict with the Purchase Agreement, the terms hereof shall control.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR: RREEF AMERICA L.L.C., a Delaware limited liability company By: /s/ Jeffrey S. Anderson Name: Jeffrey S. Anderson Title: Vice President

ASSIGNEE: RPT FLATS AT CARRS HILL, LLC, a Delaware limited liability company By: /s/ Jeffrey S. Anderson Name: Jeffrey S. Anderson Title: Vice President